Exhibit 99.1

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS REPORTS FISCAL YEAR 2011 THIRD QUARTER RESULTS

Company to Host Conference Call Today at 1:00 PM PT

CAMARILLO, California, February 14, 2011 -- AML Communications, Inc. (AMLJ.OB) today announced results for the third quarter ended December 31, 2010.  Net sales for the third quarter were $4.1 million, compared to $4.3 million for the quarter ended December 31, 2009.  Net income for the quarter was $333,000, or $0.03 per share, compared to $423,000, or $0.04 per share for the quarter ended December 31, 2009.

CEO Commentary on Significant Events

During the quarter we commenced ahead of schedule, deliveries for our $3.7 million order announced earlier in the fiscal year. The increase in revenues from the second quarter to the third quarter reflects the impact of these deliveries. The comparison between the third quarter and the same quarter last year reflects a one time large delivery that impacted the third quarter last year.
Sales activity remains brisk with customer’s inquiries and requests for quotations led by radar, and electronic warfare programs.

Today we also announced that Anaren, Inc. and AML Communications entered into an agreement and plan of merger in which Anaren agreed to purchase all outstanding common stock of AML Communications on a fully-diluted basis for approximately $29,302,000.  The transaction is subject to various closing conditions, including without limitation, approval by the AML stockholders.  The closing of the transaction is anticipated to occur after shortly after a special meeting of the AML stockholders is held with respect to the offering.

Third Quarter Fiscal 2011 Financial Results Summary (Unaudited)

AML third quarter net sales decreased 4.9 percent to $4.1 million, compared with $4.3 million for the quarter ended December 31, 2009. Net income decreased 21 percent to $333,000, or $0.03 per share, compared with $423,000, or $0.04 per share, a year ago. Gross margin for the quarter was 45 percent compared with 49 percent for the same period last year.

Balance Sheet Overview

AML ended the third fiscal quarter of 2011 with a strong financial position including $4.7 million in cash, $10.3 million in working capital, and total stockholders’ equity of $16.2 million.

Conference Call

A conference call to discuss the quarter’s results is scheduled for today, February 14, 2011, at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time.

The conference call dial-in number is (877) 212-8197 for domestic participants and (706) 679-3702 for international participants. The Conference ID number is 41459185. A recording of the call will be available for playback through the Company’s website,
http://www.amlj.com/ir.html, after 6:00 AM Pacific Time on Tuesday, February 15, 2011.

About AML Communications
AML Communications is a designer, manufacturer, and marketer of microelectronic assemblies for the defense industry. Its key customers include Raytheon, Lockheed Martin, Northrop Grumman, L-3 Communications, BAE, and others. The Company’s extensive range of microwave products can be found in leading defense projects. For more information, visit www.amlj.com.

Forward-Looking Statements
This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as ``thinks,’’ ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’, “schedules”,  and similar words.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include without limitation: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition.  The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.

Contacts:

Jacob Inbar
President and Chief Executive Officer
AML Communications, Inc
(805) 388-1345, Ext. 201

AML COMMUNICATIONS, INC. & SUBSIDIARY
 CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Month Periods Ended		Nine Month Periods Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Net sales	$4,056,000	$4,265,000	$11,579,000	$12,073,000
Cost of goods sold	2,229,000	2,158,000	6,190,000	6,333,000
Gross profit	1,827,000	2,107,000	5,389,000	5,740,000

Operating expenses:
Selling, general & administrative	808,000	867,000	2,424,000	2,414,000
Research and development	578,000	515,000	1,652,000	1,617,000
Total operating expenses	1,386,000	1,382,000	4,076,000	4,031,000

Income from operations	441,000	725,000	1,313,000	1,709,000

Other income (expense)
Gain on sale of property & equipment	-	-	-	20,000
Gain on settlement of debt	93,000	-	93,000	-
Interest & other expense	(14,000)	(20,000)	(47,000)	(60,000)
Total other income (expense)	79,000	(20,000)	46,000	(40,000)
Income before provision for income taxes	520,000	705,000	1,359,000	1,669,000
Provision for income taxes	187,000	282,000	522,000	667,000
Net income	$333,000	$423,000	$837,000	$1,002,000

Basic earnings per common share	$0.03	$0.04	$0.08	$0.09

Basic weighted average number of shares of common stock outstanding	10,806,000	10,628,000	10,757,000	10,628,000

Diluted earnings per common share	$0.03	$0.04	$0.07	$0.09

Diluted weighted average number of shares of common stock outstanding	11,385,000	11,149,000	11,318,000	10,738,000

AML COMMUNICATIONS, INC. & SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of December 31, 2010	As of March 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$4,721,000	$3,327,000
Accounts receivable, net	3,103,000	3,148,000
Inventories, net	3,566,000	3,498,000
Note receivable	-	4,000
Prepaid expenses	331,000	218,000
Deferred tax asset - current	755,000	1,277,000
Total current assets	12,476,000	11,472,000

Property and equipment, at cost	7,809,000	7,417,000
Less: Accumulated depreciation	(5,956,000)	(5,534,000)
Property and equipment, net	1,853,000	1,883,000

Deferred tax asset – Non current	2,931,000	2,931,000
Intangible Assets:
Technologies, net	1,437,000	1,583,000
Patents, net	34,000	51,000
Customer relationship, net	26,000	32,000
Trademarks and brand names	200,000	202,000
Total intangible assets	1,697,000	1,868,000
Deposits	37,000	42,000
Total Assets	$18,994,000	$18,196,000
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Line of credit	$103,000	$132,000
Accounts payable	825,000	832,000
Current portion of notes payable and capital lease obligation	92,000	110,000
Accrued expenses:
Accrued payroll and payroll related expenses	811,000	993,000
Other accrued liabilities	325,000	273,000
Total current liabilities	2,156,000	2,340,000

Long term notes payable	570,000	581,000
Capital lease obligations, net of current portion	45,000	97,000
Line of credit, net of current portion	-	29,000

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value: 15,000,000 shares authorized; 10,805,865 and 10,680,915 shares issued and outstanding at December 31, 2010 and March 31, 2010, respectively. 66,556 shares held in treasury as of December 31, 2010	108,000	107,000
Capital in excess of par value	14,476,000	14,203,000
Retained earnings	1,703,000	866,000
Treasury stock – 66,556 shares of treasury stock held	(64,000)	(27,000)
Total stockholders equity	16,223,000	15,149,000
Total Liabilities and stockholders’ equity	$18,994,000	$18,196,000